UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of  the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Overlook Center
Suite 101
Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

(609) 716-7900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, in connection with the closing of the Sale Transaction (as defined below) (the “closing”), Eric Liu and Ethan Waxman, each a member of the Board of Directors (the “Board”) of Certara, Inc. (the “Company”), each notified the Company of his decision to resign as a director of the Company, effective upon the closing. The resignations of Messrs. Liu and Waxman are not because of any disagreement with the Company on any matter relating to its operations, policies or practices. Also on December 8, 2022, David Spaight was appointed to the Board, effective upon the closing, as a Class I director with a term expiring at the Company’s 2024 Annual Meeting of Shareholders, and Mr. Spaight was appointed to serve as a member of the Board’s Compensation Committee, effective upon the closing. Mr. Spaight was appointed to the Board pursuant to the nomination rights set forth in Section 2.1 of the Stockholders Agreement, dated as of November 3, 2022, by and among the Company and certain affiliates of Arsenal Capital Partners (together with its affiliated investment funds, “Arsenal”), which was previously filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on November 7, 2022. In addition, effective upon the closing, Stephen McLean will no longer serve as a member of the Board’s Audit Committee and will serve as a member of the Board’s Nominating and Corporate Governance Committee.

Mr. Spaight is an Operating Partner of Arsenal who, prior to joining Arsenal in 2016, served as the Chairman and CEO of WIL Research Laboratories, LLC, a leading pre-clinical contract research organization (“CRO”) acquired by Charles River Laboratories, and, before that, as President of MDS Pharma Services, a global CRO serving all phases of pharmaceutical research and development. Mr. Spaight has also held senior leadership positions in Fisher Scientific Company L.L.C. and PerkinElmer Inc.

Item 7.01	Regulation FD Disclosure.

On December 8, 2022, the previously announced sale of an aggregate of 29,954,521 shares of the Company’s common stock, par value $0.01 per share, at a price of $15.00 per share (the “Sale Transaction”), by an institutional shareholder of the Company affiliated with EQT AB to Arsenal was consummated.

On December 8, 2022, the Company issued a press release announcing the closing. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated December 8, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTARA, INC.
(Registrant)

Date: December 8, 2022	By:	/s/ Richard M. Traynor
Name: Richard M. Traynor
Title: Senior Vice President and General Counsel